SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 28, 1997


                         NATIONAL PENN BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


       Pennsylvania                    0-10957               23-2215075
(State or other jurisdiction        (Commission          (I.R.S. Employer
     of incorporation)              File Number)             Ident. No.)


Philadelphia and Reading Avenues, Boyertown, PA        19512
  (Address of principal executive office)            (Zip Code)


Registrant's telephone number, including area code (610) 367-6001


                                       N/A
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

     On August 28, 1997, National Penn Bank ("Bank"), the wholly-owned banking subsidiary of National Penn Bancshares, Inc. (the "Registrant"), entered into a Branch Purchase and Deposit Assumption Agreement with Patriot Bank ("Patriot"). This Agreement provides for the Bank's acquisition of approximately $11 million in deposits at Patriot's branch located at 30 W. Franklin Street, Topton, Berks County, Pennsylvania. Under the terms of the Agreement, the Bank will pay Patriot a premium equal to 7.5% of the deposits transferred. In addition, the Bank will acquire the real estate, building, furnishings, fixtures and equipment comprising Patriot's Topton branch for approximately $282,500. The transaction is subject to a number of conditions, including approval by regulatory authorities. The transaction is expected to be completed in fourth quarter 1997.

     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed herein as exhibit 99.1.

         Following completion of the Topton branch acquisition, the Bank anticipates closing its branch located at Route #06119, Longswamp Township, Mertztown, Berks County, Pennsylvania, and consolidating it with the acquired branch in Topton.

     Effective September 5, 1997, Russell J. Kunkel resigned as Vice Chairman of the Registrant.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

     99.1 - Agreement dated August 28, 1997 between National Penn Bank and Patriot Bank.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NATIONAL PENN BANCSHARES, INC.


                                           By /s/Wayne R. Weidner
                                              ----------------------------------
                                               Wayne R. Weidner
                                               Executive Vice President

Dated:  September 9, 1997



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                                  EXHIBIT INDEX


Exhibit Number                      Description

         99.1 Agreement dated August 28, 1997 between National Penn Bank and Patriot Bank.